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                                                  FOLEY & LARDNER LLP
                                                  ATTORNEYS AT LAW

                                                  WASHINGTON HARBOUR
                                                  3000 K STREET, N.W., SUITE 500
                                                  WASHINGTON, D.C. 20007-5143
                                                  202.672.5300 TEL
                                                  202.672.5399 FAX
                                                  www.foley.com

                                                  CLIENT/MATTER NUMBER
                                                  303090-0010

                                           , 2004
                               ------------

John Hancock Variable Series Trust I
197 Clarendon Street
Boston, MA 02117

          Re: Federal Income Tax Consequences of Acquisition of Funds Under Agreement and Plan of Reorganization of John Hancock Variable
               Series Trust I dated as of             , 2004
                                          ------------

Ladies and Gentlemen:

     You have requested our opinion, in our capacity as counsel to John Hancock Variable Series Trust I ("JHVST"), a Massachusetts business trust, concerning certain federal income tax consequences of the anticipated transactions under
the Agreement and Plan of Reorganization, dated as of             , 2004 (the
                                                      ------------
"Agreement"), by and between JHVST, on behalf of its Fundamental Growth, Large Cap Growth B, Fundamental Value B, Mid Cap Value, Small Cap Growth, Overseas Equity, and Overseas Equity C Funds (each an "Acquired Fund") and its Large Cap Growth, Fundamental Value, Mid Cap Value B, Small Cap Emerging Growth, and Overseas Equity B Funds (each an "Acquiring Fund"), and John Hancock Life Insurance Company, a Massachusetts corporation. Each Acquired Fund and each Acquiring Fund is a series of JHVST that is treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Internal Revenue Code of 1986, as amended (the "Code").

Background

     The following transactions (as to each constituent pair of Funds, a "Transaction") are contemplated under the Agreement: (i) each Acquired Fund will transfer all of its assets to the corresponding Acquiring Fund, listed opposite its name on Schedule A to this letter, solely in exchange for the assumption by the Acquiring Fund of the liabilities of the Acquired Fund and delivery by JHVST directly to the holders of record of the issued and outstanding shares of the Acquired Fund of a number of Acquiring Fund voting shares having an aggregate net asset value equal to the net value of the assets of the Acquired Fund so transferred; and (ii) immediately after the transfer of assets of the Acquired Fund, the shares of the Acquired Fund will be cancelled, and the Acquired Fund will be liquidated.

BRUSSELS   DETROIT        MILWAUKEE    SAN DIEGO/DEL MAR   TAMPA
CHICAGO    JACKSONVILLE   ORLANDO      SAN FRANCISCO       TOKYO
DENVER     LOS ANGELES    SACRAMENTO   SILICON VALLEY      WASHINGTON, D.C.
           MADISON        SAN DIEGO    TALLAHASSEE         WEST PALM BEACH

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[LOGO] FOLEY

John Hancock Variable Series Trust I
            , 2004
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     Except as otherwise provided, all terms not defined herein shall have the meanings ascribed to them (or defined by reference) in the Agreement. For purposes of this opinion, all statutory references are to the Code unless otherwise specified.

Scope and Basis of Opinion

     The opinion expressed herein is rendered only with respect to the specific matters discussed herein. We express no opinion with respect to any other federal, state, local or foreign income tax or legal aspect of the Transaction, and no inference should be drawn with respect to any matter not expressly opined upon.

     In connection with the preparation of this opinion, we have reviewed and
relied on the Proxy Statement and Prospectus filed on             , 2004 by
                                                      ------------
JHVST with the Securities and Exchange Commission with respect to the Transactions (the "Proxy Statement"), the Agreement, certain representations concerning the Transactions made to us by JHVST in an officer's certificate
dated             , 2004, and such other documents concerning the Transactions
      ------------
as we have deemed necessary. We have assumed for all purposes that the Transactions will be effected as set forth above and as described in the Agreement and the Proxy Statement. We have not made any independent investigation of the representations in connection with the Transactions.

     Our opinion expressed herein is based upon existing law, regulations, administrative pronouncements, and judicial authority, all as in effect as of today's date.

Opinion

     Subject to the conditions and limitations included in the portion of this letter titled Scope and Basis of Opinion and in the paragraphs following numbered paragraph (9), below, we are of the opinion that for federal income tax purposes:

     (1) Each Transaction will be characterized as involving: (i) a transfer of all assets of the Acquired Fund to the corresponding Acquiring Fund solely in exchange for voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund; and (ii) a distribution of the voting shares of the Acquiring Fund described in clause (i) by the Acquired Fund to its shareholders in complete liquidation thereof.

     (2) The acquisition by each Acquiring Fund of all the assets of the corresponding Acquired Fund in a Transaction followed by the deemed distribution of voting shares of the Acquiring Fund by the Acquired Fund, as described in paragraph (1) above, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code. Each of the Acquiring Fund and the Acquired Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

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John Hancock Variable Series Trust I
            , 2004
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     (3)  No gain or loss will be recognized by any Acquired Fund upon the transfer of all its assets to the corresponding Acquiring Fund in a Transaction and the deemed distribution of voting shares of the Acquiring Fund to the Acquired Fund's shareholders as described in paragraph (1) above (Sections 361(a), 357(a), 361(c) of the Code).

     (4) No Acquiring Fund will recognize any gain or loss on the receipt of the assets of the corresponding Acquired Fund in a Transaction (Section 1032(a) of the Code).

     (5) The basis of the assets of an Acquired Fund in the hands of the corresponding Acquiring Fund in a Transaction will be the same as the basis of those assets in the hands of the Acquired Fund immediately prior to the Transaction (Section 362(b) of the Code).

     (6) Each Acquiring Fund's holding period for the corresponding Acquired Fund's assets acquired in a Transaction will include the period during which the Acquired Fund held such assets (Section 1223(2) of the Code).

     (7) No gain or loss will be recognized by the shareholders of any Acquired Fund on the receipt of voting shares of the corresponding Acquiring Fund in the Transaction Section 354(a) of the Code).

     (8) The basis of the voting shares of the Acquiring Fund received by the shareholders of the corresponding Acquired Fund in a Transaction will be the same as the basis of the shares of the Acquired Fund constructively surrendered in exchange therefor (Section 358(a)(1) of the Code).

     (9) The holding period of the voting shares of an Acquiring Fund received in a Transaction by the shareholders of the corresponding Acquired Fund will include the period during which such shareholders held the shares of the Acquired Fund constructively surrendered in exchange therefor, provided that the Acquired Fund's shareholders held the shares of the Acquired Fund as a capital asset on the date of the Transaction (Section 1223(1) of the Code).

     (10) Pursuant to Section 381(a) of the Code, each Acquiring Fund in a Transaction will succeed to and take into account the items of the corresponding Acquired Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 of the Code, and the Treasury Regulations thereunder. Pursuant to Section 1.381(b)-1 of the Treasury Regulations, the taxable year of each Acquired Fund will end on the date of the Transaction.

     This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service ("IRS") or the courts. Accordingly, no assurance

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John Hancock Variable Series Trust I
            , 2004
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can be given that the opinion expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion.

     In order for a Transaction to have the tax consequences described in paragraphs (1) - (9) above, there must be, among other things, "continuity" of the Acquired Fund's "business enterprise," as those terms are used in the applicable Treasury regulations. The "continuity of business enterprise" requirement is met if either (i) the acquiring fund uses a significant portion of the historic business assets of the acquired fund in a business (the "asset continuity" test), or (ii) the acquiring fund continues the historic business of the acquired fund (the "business continuity" test). However, we understand that, with respect to each of the Transactions numbered 1, 2, 3, 5, and 7 in Schedule A hereto, most of the portfolio securities held by the Acquired Fund will have been sold prior to the date of the Transaction in order to reinvest the proceeds of such sales in the portfolio securities selected under the criteria adopted by the corresponding Acquiring Fund. As a result of such sales, it is possible that in the case of the Transactions numbered 1, 2, 3, 5, and 7, the "asset continuity" test might not be met.

     Whether the "business continuity" test is met in the case of the Transactions numbered 1, 2, 3, 5, and 7 is not completely clear. In Revenue Ruling 87-76, 1987-2 C.B. 84, the IRS held that the "continuity of business enterprise" requirement was not met in the case of an acquisition of the assets of an investment company that invested in corporate stocks and bonds by another investment company that invested in municipal bonds. In that ruling, the IRS concluded that the business of investing in corporate stocks and bonds is not the same line of business as investing in municipal bonds. There is little additional authority on the applicability of the " business continuity" test on facts similar to those at hand.

     Nevertheless, unlike the facts in Revenue Ruling 87-76, each of the Acquired Funds in Transactions numbered 1, 2, 3, 5, and 7 in Schedule A would, in our opinion, be in the same lines of business as its corresponding Acquiring Fund, even if those lines of business of the Acquired Fund are evaluated at a point in time prior to any contemplation of the Transactions in question. The following summarizes our conclusions on this point:

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John Hancock Variable Series Trust I
            , 2004
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                                              Historical Lines of Business of
                                              the Acquired Fund that will be
                                              continued by the corresponding
Transaction                                   Acquired Fund
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1. & 2.  Fundamental Growth Fund and Large    To be a large capitalization stock
         Cap Growth B Fund (formerly Large    fund with a growth emphasis that
         Cap Aggressive Growth Fund)          seeks long-term capital
         (Acquired Funds) into Large Cap      appreciation, by investing
         Growth Fund (Acquiring Fund)         primarily in common stocks of
                                              large, established U.S. companies
                                              that are believed to offer
                                              above-average potential for
                                              long-term growth in revenues and
                                              earnings.

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3.       Fundamental Value B Fund (formerly   To be a large capitalization stock
         Large Cap Value CORE SM Fund)        fund with a value emphasis, by
         (Acquired Fund) into Fundamental     investing primarily in a
         Value Fund (Acquiring Fund)          diversified mix of common stocks
                                              of large U.S. companies that are
                                              believed to offer favorable
                                              prospects for increasing dividends
                                              and growth in capital.

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5.       Small Cap Growth Fund (Acquired      To be a small cap stock fund with
         Fund) into Small Cap Emerging        a growth emphasis that seeks
         Growth Fund (Acquiring Fund)         long-term capital appreciation, by
                                              investing primarily in common
                                              stocks of small U.S. companies
                                              that are believed to offer
                                              above-average potential for growth
                                              in revenues and earnings.

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7.       Overseas Equity C Fund (formerly     To be a fund that seeks long-term
         Emerging Markets Equity Fund)        capital appreciation by normally
         (Acquired Fund) into Overseas        investing at least 80% of its
         Equity B Fund (Acquiring Fund)       assets in equity securities of
                                              companies outside the U.S.

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     In view of these and other considerations, we are of the opinion that the
"continuity of business enterprise" requirement is met with respect to each Acquired Fund and corresponding Acquiring Fund in the Transactions. Nevertheless, as a result of the above-mentioned lack of authority, complete certainty on that point in the case of the Transactions numbered 1, 2, 3, 5, and 7 is not possible. The opinion expressed herein is for the exclusive benefit of the Acquired

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[LOGO] FOLEY

John Hancock Variable Series Trust I
            , 2004
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Funds, the Acquiring Funds, and their respective shareholders. No other person shall be entitled to rely on this opinion.

                                        Very truly yours,

                                        FOLEY & LARDNER LLP

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                                   Schedule A

Acquired Fund                                  Corresponding Acquiring Fund
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1. Fundamental Growth Fund                     1. Large Cap Growth Fund

2. Large Cap Growth B Fund                     2. Large Cap Growth Fund

3. Fundamental Value B Fund                    3. Fundamental Value Fund

4. Mid Cap Value Fund                          4. Mid Cap Value B Fund

5. Small Cap Growth Fund                       5. Small Cap Emerging Growth Fund

6. Overseas Equity Fund                        6. Overseas Equity B Fund

7. Overseas Equity C Fund                      7. Overseas Equity B Fund